UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2023

NEWMONT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 E Layton Ave
Denver, Colorado		80237
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (303) 863-7414

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.60 per share	NEM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Explanatory Note
This Amendment No. 1 on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by Newmont Corporation (“Newmont”) with the United States Securities and Exchange Commission (“SEC”) on November 6, 2023 (the “Original Form 8-K”). The Original Form 8-K reported the completion of the Newmont’s business combination transaction with Newcrest Mining Limited, an Australian public company limited by shares (“Newcrest”), whereby Newmont, through its indirect wholly owned subsidiary, Newmont Overseas Holdings Pty Ltd, an Australian proprietary company limited by shares (“Newmont Sub”), acquired all of the issued and fully paid ordinary shares of Newcrest (such acquisition, the “Transaction”).
The Amendment amends and supplements the Original Form 8-K solely to provide the financial statements and pro forma financial information required under Item 9.01 of Form 8-K. The Amendment reports no other updates or amendments to the Original Form 8-K. The pro forma financial information included in the Amendment has been presented for informational purposes only, as required by Form 8-K. It does not purport to represent the actual financial position or results of operations that Newmont and Newcrest would have achieved had the companies been combined as of the date or during the periods presented in the pro forma financial information and is not intended to project the future financial position or results of operations that the combined company may achieve after the implementation of the Transaction.
ITEM 9.01.       FINANCIAL STATEMENTS AND EXHIBITS
(a) Financial Statements of Business Acquired.
The audited consolidated financial statements of Newcrest for the fiscal years ended June 30, 2023 and 2022 appearing in Annex B to Newmont’s definitive proxy statement on Schedule 14A, filed with the SEC on September 5, 2023, are incorporated herein by reference as Exhibit 99.1.
(b) Pro Forma Financial Information.
The unaudited pro forma condensed combined financial information of Newmont reflecting the Transaction and related notes as of September 30, 2023 and for the year ended December 31, 2022 and the nine months ended September 30, 2023 are incorporated herein by reference as Exhibit 99.2.
(d) Exhibits.
The exhibits to this Current Report on Form 8-K are as follows:

Exhibit Number		Description

23.1	-	Consent of Ernst & Young.

99.1	-
Audited consolidated statement of financial position of Newcrest as at June 30, 2023, 2022 and 2021, and the related consolidated income statements, statements of comprehensive income, statements of cash flows and statements of changes in equity for each of the three fiscal years ended June 30, 2023, 2022 and 2021, and the notes related thereto (incorporated by reference to Annex B of Newmont's definitive proxy statement on Schedule 14A (File No. 001-31240) filed with the SEC on September 5, 2023 in connection with the Transaction).

99.2
Unaudited pro forma condensed combined financial information of Newmont giving effect to the Transaction, which includes the unaudited pro forma condensed combined balance sheet as of September 30, 2023 and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 and for the year ended December 31, 2022, and the notes related thereto.

104	-	Cover Page Interactive Data File (embedded within the XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT CORPORATION

Date: November 20, 2023	By:	/s/ LOGAN HENNESSEY
Logan Hennessey Vice President, Associate General Counsel and Corporate Secretary

Exhibit 23.1
Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:
1)Registration Statement (Form S-3 No. 333-258097) of Newmont Corporation;
2)Registration Statements (Form S-8 Nos. 333-124653 and 333-171298), pertaining to the Newmont Mining Corporation 2005 Stock Incentive Plan;
3)Registration Statements (Form S-8 Nos. 333-188128 and 333-214662), pertaining to the Newmont Mining Corporation 2013 Stock Incentive Plan; and
4)Registration Statement (Form S-8 No. 333-238048), pertaining to the Newmont Corporation 2020 Stock Incentive Compensation Plan;
of our report dated August 11, 2023, relating to the consolidated financial statements of Newcrest Mining Limited as of and for the years ended June 30, 2023, 2022 and 2021, appearing in Annex B to the Definitive Proxy Statement on Schedule 14A of Newmont Corporation, filed with the United States Securities and Exchange Commission on September 5, 2023, and which is incorporated by reference into this Amendment No. 1 on Current Report on Form 8-K/A of Newmont Corporation.

/s/ Ernst & Young

Melbourne, Australia
November 20, 2023

Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information (“unaudited pro forma financial information”) has been prepared based on the historical audited and unaudited consolidated financial statements of Newmont Corporation (“Newmont,” “we” or “us”) and Newcrest Mining Limited ("Newcrest"), as indicated below, after giving effect to the acquisition by Newmont, through its indirect wholly owned subsidiary, Newmont Overseas Holdings Pty Ltd, an Australian proprietary company limited by shares (“Newmont Sub”), of all ordinary shares of Newcrest pursuant to a court-approved scheme of arrangement under Section 5.1 of Australia’s Corporations Act 2001 (Cth) (the “Transaction”), as further described in Note 1. The unaudited pro forma financial information is intended to provide you with information about how the Transaction might have affected Newmont’s historical financial statements.
The unaudited pro forma condensed combined statements of operations (“unaudited pro forma statement of operations”) for the year ended December 31, 2022 and the nine months ended September 30, 2023, combines the historical audited and unaudited consolidated statements of operations of Newmont for the corresponding periods, with the respective historical audited and unaudited consolidated income statements of Newcrest, as derived from the audited and unaudited consolidated financial statements of Newcrest as indicated below, as if the Transaction had occurred on January 1, 2022. The unaudited pro forma condensed combined balance sheet (“unaudited pro forma balance sheet”) as of September 30, 2023, combines the historical unaudited consolidated balance sheet of Newmont, and the historical unaudited consolidated statement of financial position of Newcrest as of September 30, 2023, derived from the unaudited consolidated financial statements as indicated below, as if the Transaction had occurred on September 30, 2023.
The unaudited pro forma financial information has been developed from and should be read in conjunction with:
•the accompanying notes to the unaudited pro forma financial information;
•the historical audited consolidated financial statements of Newmont for the year ended December 31, 2022, included in Newmont’s annual report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on February 23, 2023, as updated by the current report on Form 8-K, filed with the SEC on July 20, 2023;
•the historical unaudited condensed consolidated financial statements of Newmont for the nine months ended September 30, 2023, included in Newmont’s quarterly report on Form 10-Q, filed with the SEC on October 26, 2023;
•the historical audited consolidated financial statements of Newcrest for the fiscal years ended June 30, 2023, and 2022 respectively, included as Annex B to Newmont’s definitive proxy statement on Schedule 14A filed with the SEC on September 5, 2023 in connection with the Transaction;
•the historical unaudited consolidated financial statements of Newcrest for the six months ended December 31, 2022 and 2021, respectively, included in Newcrest’s Australian Securities Exchange (“ASX”) Appendix 4D and Financial Report as filed with the ASX on February 16, 2023; and
•the historical unaudited consolidated financial information of Newcrest for the nine months ended September 30, 2023, included in the unaudited pro forma financial information and accompanying notes thereto.
The unaudited pro forma financial information is presented using the acquisition method of accounting, as further described in Note 1, with Newmont as the acquirer of Newcrest. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed of Newcrest based on their respective fair market values with any excess purchase price allocated to goodwill.
The unaudited pro forma financial information is presented for informational purposes only. The information has been prepared in accordance with Article 11 of Regulation S-X of the SEC as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the unaudited pro forma financial information. The information has been adjusted to include estimated Transaction accounting adjustments, which reflect the application of the accounting required by U.S. GAAP.
The information is not necessarily indicative of the financial position and results of operations that actually would have been achieved had the Transaction occurred as of the dates indicated herein, nor do they purport to project the future financial position and operating results of the combined group. The unaudited pro forma financial information also does not reflect the costs of any integration activities or cost savings or synergies expected to be achieved as a result of the Transaction and, accordingly, do not attempt to predict or suggest future results.

Newmont Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2023

	Historical	Reclassified Historical	IFRS to U.S. GAAP and Accounting Policy Adjustments (Note 4)		Transaction Accounting Adjustments (Note 5)		Pro Forma Combined
in millions (U.S. dollars), except per share	Newmont	Newcrest (Note 3)		(Note)		(Note)
Sales	$7,855	$3,441	$(61)	4(a)	$—		$11,235

Costs and expenses:
Costs applicable to sales (1)	4,396	1,869	74	4(a) (c) (g) (i) (j)	(108)	5(b)	6,231
Depreciation and amortization	1,427	626	(122)	4(b) (c) (d) (g) (j)	3	5(b) (c) (e)	1,934
Reclamation and remediation	298	13	—		—	5(e)	311
Exploration	192	62	8	4(e)	—		262
Advanced projects, research and development	132	4	—		—		136
General and administrative	215	96	—		—		311
Other expense, net	86	41	(2)	4(a)	—		125
	6,746	2,711	(42)		(105)		9,310
Other income (expense):
Other income (loss), net	124	167	(11)	4(f) (h)	—		280
Interest expense, net of capitalized interest	(162)	(94)	3	4(j)	(55)	5(f)	(308)
	(38)	73	(8)		(55)		(28)
Income (loss) before income and mining tax and other items	1,071	803	(27)		50		1,897
Income and mining tax benefit (expense)	(449)	(227)	4	4(b) (c) (e) (g) (i)	(17)	5(g)	(689)
Equity income (loss) of affiliates	44	34	4	4(f)	(20)	5(d)	62
Net income (loss) from continuing operations	666	610	(19)		13		1,270
Net loss (income) from continuing operations attributable to noncontrolling interests	(17)	—	—		—		(17)
Net income (loss) from continuing operations attributable to Newmont stockholders	$649	$610	$(19)		$13		$1,253

Basic earnings per common share from continuing operations attributable to Newmont stockholders	$0.82						$1.09
Diluted earnings per common share from continuing operations attributable to Newmont stockholders	$0.82						$1.09
____________________________
(1)Excludes Depreciation and amortization and Reclamation and remediation.

Newmont Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2022

	Historical	Reclassified Historical	IFRS to U.S. GAAP and Accounting Policy Adjustments (Note 4)		Transaction Accounting Adjustments (Note 5)		Pro Forma Combined
in millions (U.S. dollars), except per share	Newmont	Newcrest (Note 3)		(Note)		(Note)
Sales	$11,915	$4,613	$(110)	4(a)	$—		$16,418

Costs and expenses:
Costs applicable to sales (1)	6,468	2,318	137	4(a) (c) (g) (i) (j)	(168)	5(b)	8,755
Depreciation and amortization	2,185	916	(197)	4(b) (c) (d) (g) (j)	25	5(b) (c) (e)	2,929
Reclamation and remediation	921	13	—		—	5(e)	934
Exploration	231	80	17	4(e)	—		328
Advanced projects, research and development	229	4	—		—		233
General and administrative	276	122	—		—		398
Impairment charges	1,320	—	—		—		1,320
Other expense, net	82	121	(74)	4(a)	550	5(a)	679
	11,712	3,574	(117)		407		15,576
Other income (expense):
Other income (loss), net	(27)	272	(63)	4(f) (h)	—		182
Interest expense, net of capitalized interest	(227)	(105)	3	4(j)	(74)	5(f)	(403)
	(254)	167	(60)		(74)		(221)
Income (loss) before income and mining tax and other items	(51)	1,206	(53)		(481)		621
Income and mining tax benefit (expense)	(455)	(363)	1	4(b) (c) (e) (g) (i)	26	5(g)	(791)
Equity income (loss) of affiliates	107	24	5	4(f)	(27)	5(d)	109
Net income (loss) from continuing operations	(399)	867	(47)		(482)		(61)
Net loss (income) from continuing operations attributable to noncontrolling interests	(60)	—	—		—		(60)
Net income (loss) from continuing operations attributable to Newmont stockholders	$(459)	$867	$(47)		$(482)		$(121)

Basic loss per common share from continuing operations attributable to Newmont stockholders	$(0.58)						$(0.11)
Diluted loss per common share from continuing operations attributable to Newmont stockholders (2)	$(0.58)						$(0.11)
____________________________
(1)Excludes Depreciation and amortization and Reclamation and remediation.
(2)Potentially dilutive shares were excluded in the computation of diluted loss per common share from continuing operations attributable to Newmont stockholders as they were antidilutive.

Newmont Corporation
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2023

	Historical	Reclassified Historical	IFRS to U.S. GAAP and Accounting Policy Adjustments (Note 4)		Transaction Accounting Adjustments (Note 5)		Pro Forma Combined
in millions (U.S. dollars)	Newmont	Newcrest (Note 3)		(Note)		(Note)
ASSETS
Cash and cash equivalents	$3,190	$608	$—		$—		$3,798
Time deposits and other investments	24	—	—		—		24
Trade receivables	78	298	—		—		376
Inventories	1,127	504	13	4(g)	57	5(b)	1,701
Stockpiles and ore on leach pads	829	70	24	4(g)	69	5(b)	992
Other current assets	707	320	(7)	4(h)	—		1,020
Current assets	5,955	1,800	30		126		7,911
Property, plant and mine development, net	24,474	12,921	37	4(b) (c) (e) (j)	1,936	5(c)	39,368
Investments	3,133	491	(15)	4(f)	440	5(d)	4,049
Stockpiles and ore on leach pads	1,740	1,130	682	4(g)	(1,685)	5(b)	1,867
Deferred income tax assets	138	52	—		—		190
Goodwill	1,971	674	—		1,263	5(i)	3,908
Other non-current assets	673	508	44	4(h) (j)	—		1,225
Total assets	$38,084	$17,576	$778		$2,080		$58,518
LIABILITIES
Accounts payable	$651	$598	$—		$—		$1,249
Employee-related benefits	345	166	—		—		511
Income and mining taxes	143	—	—		—		143
Lease and other financing obligations	94	44	(33)	4(j)	—		105
Debt	—	659	—		1,062	5(f)	1,721
Other current liabilities	1,575	35	33	4(j)	545	5(a) (e)	2,188
Current liabilities	2,808	1,502	—		1,607		5,917
Debt	5,575	1,715	—		(311)	5(f)	6,979
Lease and other financing obligations	418	56	(49)	4(j)	—		425
Reclamation and remediation liabilities	6,714	505	—		(124)	5(e)	7,095
Deferred income tax liabilities	1,696	2,344	178	4(b) (c) (e) (g) (h) (i)	(310)	5(a) (g)	3,908
Employee-related benefits	397	12	212	4(i)	—		621
Silver streaming agreement	787	—	—		—		787
Other non-current liabilities	429	—	49	4(j)	—		478
Total liabilities	18,824	6,134	390		862		26,210
EQUITY
Common stock	1,281	—	—		572	5(h)	1,853
Authorized - 2,550 million shares
Outstanding - 1,153 million shares (1)
Treasury stock - 6 million shares	(263)	—	—		—		(263)
Additional paid-in capital	17,425	13,939	—		(962)	5(h)	30,402
Accumulated other comprehensive income (loss)	8	(1,003)	16	4(c) (e) (f)	987	5(h)	8
Retained earnings (accumulated deficit)	623	(1,494)	372		621	5(h)	122
Newmont stockholders' equity	19,074	11,442	388		1,218		32,122
Noncontrolling interests	186	—	—		—		186
Total equity	19,260	11,442	388		1,218		32,308
Total liabilities and equity	$38,084	$17,576	$778		$2,080		$58,518
____________________________
(1)Outstanding shares of 1,153 million is comprised of 795 million shares of Newmont common stock and 358 million shares of Newmont common stock that were exchanged for 894 million shares of issued and outstanding Newcrest ordinary shares as of the Scheme Record Date.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
1.Description of the Transaction
On November 6, 2023 (the “Implementation Date”), Newmont completed its business combination transaction with Newcrest whereby Newmont, through Newmont Sub, acquired all of the ordinary shares of Newcrest, pursuant to a court-approved scheme of arrangement under Part 5.1 of the Australian Corporations Act 2001 (Cth) between Newcrest and its shareholders (the “Scheme”), as contemplated by a scheme implementation deed, dated as of May 15, 2023, by and among Newmont, Newmont Sub and Newcrest, as amended from time to time (the “Transaction Agreement”). Upon implementation of the Transaction, Newcrest became a direct wholly owned subsidiary of Newmont Sub and an indirect wholly owned subsidiary of Newmont. In connection with the Transaction, Newmont issued 357,691,627 shares of Newmont common stock, par value $1.60 per share (“Newmont common stock”), including 15,720,585 Newmont common stock issued pursuant to the Scheme (“New Newmont Shares”), 341,792,611 shares underlying CHESS Depositary Interests (“CDIs”), each representing a unit of beneficial ownership in Newmont common stock (a “New Newmont CDI”), and 178,431 shares underlying PETS Depositary Interests, each representing a unit of beneficial ownership in Newmont common stock (a “New Newmont PDI”).
2.Basis of Presentation
The accompanying unaudited pro forma financial information presents the unaudited pro forma statements of operations and unaudited pro forma balance sheet of Newmont prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Newmont prepares its consolidated financial statements on the basis of a fiscal year ended December 31, 2022. The consolidated financial statements of Newcrest have historically been prepared on a basis of a fiscal year ended June 30, 2023. In accordance with applicable SEC rules, if the fiscal year end of an acquired entity differs from the acquirer's fiscal year end by more than 93 days, the acquired entity's income statement must be brought up within 93 days of the acquirer's fiscal year end. Financial information for Newcrest for the year ended December 31, 2022, and the nine months ended September 30, 2023, have been derived for purposes of the preparation of the unaudited pro forma financial information. The unaudited pro forma statements of operations were prepared using:
•the historical unaudited consolidated statement of operations of Newmont for the nine months ended September 30, 2023;
•the historical audited consolidated statement of operations of Newmont for the year ended December 31, 2022;
•the historical unaudited consolidated income statement of Newcrest for the twelve months ended December 31, 2022, which has been derived by adding the financial data from the historical unaudited consolidated income statement for the six months ended December 31, 2022, to the financial data from the historical audited consolidated income statement for the fiscal year ended June 30, 2022, and subtracting the financial data from the historical unaudited consolidated income statement for the six months ended December 31, 2021 (refer to Note 3); and
•the historical unaudited consolidated income statement information of Newcrest for the nine months ended September 30, 2023, which has been derived by subtracting the financial data from the historical unaudited consolidated income statement for the six months ended December 31, 2022, from the historical audited consolidated income statement for the fiscal year ended June 30, 2023, and adding the historical unaudited consolidated income statement information for the three months ended September 30, 2023 (refer to Note 3).
The historical audited and unaudited consolidated financial statements of Newmont are prepared in accordance with U.S. GAAP and are reported in U.S. dollars. The historical audited and unaudited consolidated financial statements of Newcrest are prepared in accordance with IFRS as issued by the IASB and are reported in U.S. dollars.
The unaudited pro forma statements of operations and the unaudited pro forma balance sheet give effect to the Transaction as if it had occurred on January 1, 2022 and September 30, 2023, respectively.
The Transaction will be accounted for using the acquisition method of accounting, as prescribed in Accounting Standards Codification 805, Business Combinations, (“ASC 805”), under U.S. GAAP, which requires an allocation of the purchase price to the assets acquired and liabilities assumed, based on their fair values as of the date of the Transaction. As of the date of this filing, Newmont has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of Newcrest’s assets acquired and liabilities assumed and the related allocations of purchase price.
Material adjustments have been made to reflect Newcrest’s historical audited and unaudited consolidated financial statements on a U.S. GAAP basis for purposes of presenting the unaudited pro forma financial information and to align Newcrest’s historical significant accounting policies under IFRS to Newmont’s significant accounting policies under U.S. GAAP. As of the date of this filing, Newmont has not identified all adjustments necessary to convert Newcrest’s historical audited and unaudited financial statements prepared in accordance with IFRS to U.S. GAAP and to conform Newcrest’s accounting policies to Newmont’s accounting policies.

A final determination of the fair value of Newcrest’s assets and liabilities, including property, plant and mine development, has not been made, and any such determination will be finalized based on the actual property, plant and mine development of Newcrest that existed as of the Implementation date of the Transaction. As a result, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma financial information presented herein. Newmont has estimated the fair value of Newcrest’s assets and liabilities based on discussions with Newcrest’s management, preliminary valuation studies, due diligence and information presented in Newcrest’s filings with the ASX.
A final determination of fair value of Newcrest’s assets and liabilities has not been finalized as of the date of filing. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma balance sheet and unaudited pro forma statements of operations. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.
Purchase Consideration
On the Implementation Date, all Newcrest ordinary shares were transferred to Newmont Sub and the holders of outstanding Newcrest ordinary shares as of 7:00pm on October 30, 2023 (Melbourne, Australia time) (the “Scheme Record Date”) were entitled to, for each such share held, (i) 0.400 shares of Newmont common stock, (ii) 0.400 New Newmont CDIs, or (iii) 0.400 New Newmont PDIs, in each case, issued by Newmont pursuant to the Scheme. Each share of Newmont common stock issued pursuant to the Scheme (excluding the shares of Newmont common stock underlying the New Newmont CDIs and New Newmont PDIs) is a “New Newmont Share” and the New Newmont Shares, the New Newmont CDIs and the New Newmont PDIs issued pursuant to the Scheme comprise the “Scheme Consideration.” The form of consideration received by each Newcrest shareholder depended on the register on which they held their Newcrest ordinary shares. Ineligible Foreign Shareholders (as defined in the Transaction Agreement) did not receive Scheme Consideration, and the New Newmont Shares to which they would otherwise be entitled to receive was instead issued to a sale agent to sell the securities and remit the sale proceeds (net of certain costs and taxes) to Newmont for pro rata distribution to the relevant shareholders. All options, restricted shares and rights to ordinary shares of Newcrest issued under employee incentive arrangements of Newcrest and its subsidiaries vested or lapsed before the Scheme Record Date.
The total purchase price of approximately $13,549 million was determined as of the Implementation Date, based on Newmont’s issuance of 357,691,627 shares of Newmont common stock and the closing price per share of Newmont common stock on the Implementation Date.

(in millions, except share and per share data)	Shares	Per Share	Preliminary Purchase Consideration
Stock Consideration
Shares of Newmont exchanged for Newcrest outstanding ordinary shares	357,691,627	$37.88	$13,549

Total Preliminary Purchase Price			$13,549

Preliminary Purchase Price Allocation
The table below summarizes the preliminary allocation of the purchase price to the assets acquired and liabilities assumed of Newcrest for the purposes of the unaudited pro forma financial information as if the Transaction had occurred on September 30, 2023:

(in millions)
Preliminary Purchase Price Allocation
Cash and cash equivalents	$608
Trade receivables	298
Investments	916
Inventories	574
Stockpiles and ore on leach pads	290
Property, plant & mine development, net	14,894
Deferred income tax assets	52
Goodwill	1,937
Other assets	865
Total assets	20,434

Debt	3,125
Accounts payable	598
Employee-related benefits	390
Income and mining tax payable	—
Lease and other financing obligations	18
Reclamation and remediation liabilities	381
Deferred income tax liabilities	2,261
Other liabilities	112
Total liabilities	6,885

Total Preliminary Purchase Price	$13,549
The Goodwill balance is comprised of amounts attributable to the assembled workforce, operating synergies anticipated upon the integration of the operations of Newmont and Newcrest, potential strategic and financial benefits, including the financial flexibility to execute capital priorities, and new book to tax basis differences of assets acquired and liabilities assumed.
3.Newcrest Historical Financial Statements
Newcrest historical balances were derived from Newcrest’s historical audited and unaudited consolidated financial statements as described above and are presented under IFRS and are in U.S. dollars. The historical balances reflect certain reclassifications of Newcrest’s consolidated income statements and consolidated statement of financial position categories to conform to Newmont’s presentation in its consolidated statement of operations and consolidated balance sheet. In addition, material adjustments have been made to align Newcrest’s historical significant accounting policies under IFRS to Newmont’s significant accounting policies under U.S. GAAP. Further review may identify additional reclassifications that could have a material impact on the unaudited pro forma financial information of the combined group. The reclassifications identified and presented in the unaudited pro forma financial information are based on discussions with Newcrest’s management, due diligence and information presented in Newcrest’s filings with the ASX.
The historical unaudited consolidated income statements of Newcrest derived as described in Note 2 are as follows:

Income Statement Information for the nine months ended September 30, 2023
	[A]	[B]	[C]	[A]-[B]+[C]
	Audited	Unaudited	Unaudited	Unaudited
(in millions)	Annual Report for year ended June 30, 2023	Half-year Financial Report for six months ended December 31, 2022	Interim Financial Information for the three months ended September 30, 2023	Historical for nine months ended September 30, 2023
Revenue	$4,508	$2,121	$1,054	$3,441
Cost of sales	(3,282)	(1,632)	(832)	(2,482)
Gross profit	1,226	489	222	959
Exploration expenses	(76)	(38)	(24)	(62)
Corporate administration expenses	(138)	(63)	(34)	(109)
Other income/(expenses)	141	72	18	87
Share of profit/(loss) of associates	19	—	15	34
Profit before interest and income tax	1,172	460	197	909
Finance income	41	20	14	35
Finance costs	(137)	(66)	(36)	(107)
Net finance costs	(96)	(46)	(22)	(72)
Profit before income tax	1,076	414	175	837
Income tax expense	(298)	(121)	(50)	(227)
Profit after income tax	$778	$293	$125	$610

Income Statement for the year ended December 31, 2022
	[A]	[B]	[C]	[A]-[B]+[C]
	Audited	Unaudited	Unaudited	Unaudited
(in millions)	Annual Report for year ended June 30, 2022	Half-year Financial Report for six months ended December 31, 2021	Half-year Financial Report for six months ended December 31, 2022	Historical for year ended December 31, 2022
Revenue	$4,207	$1,715	$2,121	$4,613
Cost of sales	(2,853)	(1,269)	(1,632)	(3,216)
Gross profit	1,354	446	489	1,397
Exploration expenses	(76)	(34)	(38)	(80)
Corporate administration expenses	(138)	(61)	(63)	(140)
Other income/(expenses)	119	76	72	115
Share of profit/(loss) of associates	45	21	—	24
Profit before interest and income tax	1,304	448	460	1,316
Finance income	25	13	20	32
Finance costs	(100)	(48)	(66)	(118)
Net finance costs	(75)	(35)	(46)	(86)
Profit before income tax	1,229	413	414	1,230
Income tax expense	(357)	(115)	(121)	(363)
Profit after income tax	$872	$298	$293	$867

The reclassifications are summarized below:

Income Statement Information for the nine months ended September 30, 2023
Newcrest Financial Statement Line	Newcrest Historical Amount	Reclassifications		Newcrest Historical Reclassified Amount	Newmont Financial Statement Line
(in millions)
Revenue	$3,441	$—		$3,441	Sales
Cost of sales	(2,482)	613	(1)	(1,869)	Costs applicable to sales
	—	(626)	(1)	(626)	Depreciation and amortization
	—	(13)	(2)	(13)	Reclamation and remediation
Exploration expenses	(62)	—		(62)	Exploration
	—	(4)	(3)	(4)	Advanced projects, research and development
Corporate administration expenses	(109)	13	(1)	(96)	General and administrative
Other income/(expenses)	87	(128)	(3)(4)	(41)	Other expense, net
Share of profit/(loss) of associates	34	(34)	(5)	—
Finance income	35	132	(4)	167	Other income (loss), net
Finance costs	(107)	13	(2)	(94)	Interest expense, net of capitalized interest
Income tax expense	(227)	—		(227)	Income and mining tax benefit (expense)
	—	34	(5)	34	Equity income (loss) of affiliates
Profit after income tax	$610	$—		$610	Net income from continuing operations

Income Statement for the year ended December 31, 2022
Newcrest Financial Statement Line	Newcrest Historical Amount	Reclassifications		Newcrest Historical Reclassified Amount	Newmont Financial Statement Line
(in millions)
Revenue	$4,613	$—		$4,613	Sales
Cost of sales	(3,216)	898	(1)	(2,318)	Costs applicable to sales
	—	(916)	(1)	(916)	Depreciation and amortization
	—	(13)	(2)	(13)	Reclamation and remediation
Exploration expenses	(80)	—		(80)	Exploration
	—	(4)	(3)	(4)	Advanced projects, research and development
Corporate administration expenses	(140)	18	(1)	(122)	General and administrative
Other income/(expenses)	115	(236)	(3)(4)	(121)	Other expense, net
Share of profit/(loss) of associates	24	(24)	(5)	—
Finance income	32	240	(4)	272	Other income (loss), net
Finance costs	(118)	13	(2)	(105)	Interest expense, net of capitalized interest
Income tax expense	(363)	—		(363)	Income and mining tax benefit (expense)
	—	24	(5)	24	Equity income (loss) of affiliates
Profit after income tax	$867	$—		$867	Net income from continuing operations
____________________________
(1)Represents a reclassification of Newcrest’s depreciation and amortization, historically included in Cost of sales and Corporate administration expenses, to Depreciation and amortization at Newmont.
(2)Represents a reclassification of Newcrest’s accretion expense, historically included in Finance costs, to Reclamation and remediation at Newmont.
(3)Represents a reclassification of Newcrest’s exploration, evaluation, and research and development expenses, historically included in Other income/(expenses), to Advanced projects, research and development at Newmont.
(4)Represents a reclassification of Newcrest’s other income, historically included in Other income/(expenses), to Other income (loss), net at Newmont.
(5)Represents a reclassification of Newcrest’s share of earnings from equity method investments, historically included in Share of profit/(loss) of associates, to Equity income (loss) of affiliates at Newmont.

Balance Sheet Information as at September 30, 2023
Newcrest Financial Statement Line	Newcrest Historical Amount	Reclassifications		Newcrest Historical Reclassified Amount	Newmont Financial Statement Line
(in millions)
ASSETS					ASSETS
Current: Cash and cash equivalents	$608	$—		$608	Current: Cash and cash equivalents
Current: Trade and other receivables	402	(104)	(1)	298	Current: Trade receivables
Current: Inventories	574	(70)	(2)	504	Current: Inventories
	—	70	(2)	70	Current: Stockpiles and ore on leach pads
Current: Other financial assets	71	—		71	Current: Other current assets
Current: Current tax assets	76	—		76	Current: Other current assets
Current: Other assets	69	104	(1)	173	Current: Other current assets
Trade and other receivables	122	—		122	Other non-current assets
Inventories	1,130	—		1,130	Stockpiles and ore on leach pads
Other financial assets	343	—		343	Other non-current assets
Property, plant and equipment	12,893	28	(3)	12,921	Property, plant and mine development, net
Goodwill	674	—		674	Goodwill
Other intangible assets	28	(28)	(3)	—
Deferred tax assets	52	—		52	Deferred income tax assets
Investment in associates	491	—		491	Investments
Other assets	43	—		43	Other non-current assets
Total assets	$17,576	$—		$17,576	Total assets

LIABILITIES					LIABILITIES
Current: Trade and other payables	$610	$(12)	(4)	$598	Current: Accounts payable
	—	166	(4)	166	Current: Employee-related benefits
Current: Lease liabilities	44	—		44	Current: Lease and other financing obligations
Current: Borrowings	659	—		659	Current: Debt
Current: Provisions	176	(154)	(4)	22	Current: Other current liabilities
Current: Current tax liability	—	—		—	Current: Income and mining taxes
Current: Other financial liabilities	13	—		13	Current: Other current liabilities
Borrowings	1,715	—		1,715	Debt
Lease liabilities	56	—		56	Lease and other financing obligations
Provisions	517	(12)	(5)	505	Reclamation and remediation liabilities
Deferred tax liabilities	2,344	—		2,344	Deferred income tax liabilities
	—	12	(5)	12	Employee-related benefits
Other financial liabilities	—	—		—	Other non-current liabilities
Total liabilities	6,134	—		6,134	Total liabilities

EQUITY					EQUITY
Issued capital	13,764	(13,764)	(6)	—	Common stock
	—	13,939	(6)(7)	13,939	Additional paid-in capital
Accumulated losses	(1,494)	—		(1,494)	Retained earnings (accumulated deficit)
Reserves	(828)	(175)	(7)	(1,003)	Accumulated other comprehensive income (loss)
Total equity	$11,442	$—		$11,442	Total equity
____________________________
(1)Represents a reclassification of Newcrest’s other accounts receivable, historically included in Trade and other receivables, to Other current assets at Newmont.
(2)Represents a reclassification of Newcrest’s stockpiles, historically included in Inventories, to Stockpiles and ore on leach pads at Newmont.

(3)Represents a reclassification of Newcrest’s software, historically included in Other intangible assets, to Property, plant and mine development, net at Newmont.
(4)Represents a reclassification of Newcrest’s employee-related benefits, historically included in Trade and other payables and Provisions, to current Employee-related benefits at Newmont.
(5)Represents a reclassification of Newcrest’s non-current employee-related benefits, historically included in Provisions, to Employee-related benefits at Newmont.
(6)Represents a reclassification of Newcrest’s ordinary shares, which have no par value and were historically included in Issued capital, to Additional paid-in capital at Newmont.
(7)Represents a reclassification of Newcrest’s share-based payment reserve, historically included in Reserves, to Additional paid-in capital at Newmont.
4.IFRS to U.S. GAAP and Accounting Policy Alignment Adjustments
IFRS differs in certain material respects from U.S. GAAP. The following material adjustments have been made to reflect Newcrest’s historical audited and unaudited consolidated income statements and consolidated statement of financial position on a U.S. GAAP basis for the purposes of the unaudited pro forma financial information. In addition, material adjustments have also been made to align Newcrest’s significant accounting policies under IFRS to Newmont’s significant accounting policies under U.S. GAAP when there is no specific difference between IFRS and U.S. GAAP.
(a)By-product versus co-product revenue accounting
Under Newmont’s accounting policy, a metal is considered a by-product when sales represent less than 10 percent and up to 20 percent of the total sales from all metals on a life of mine basis and revenue from by-product metal sales is recognized as a reduction to Cost applicable to sales. Additionally, mark-to-market impacts related to provisionally priced by-product sales are recognized in Cost applicable to sales, while mark-to-market impacts related to provisionally priced co-product sales are recognized in Sales.
Newcrest’s accounting policy is to recognize proceeds from sales of all metals in Sales and all mark-to-market impacts of provisionally priced sales within Other expense, net.
The following table reflects the impact of reclassifying sales for certain metals that are considered by-products metals by Newmont, and the reclassification of mark-to-market impacts of provisionally priced co-product sales from Other expense, net to Sales:

(in millions)	For the nine months ended September 30, 2023	For the year ended December 31, 2022
Condensed Statements of Operations
Decrease to sales	$(61)	$(110)
Decrease to cost applicable to sales	$(59)	$(36)
Decrease to other expense, net	$(2)	$(74)
(b)Impairment charges
Under both U.S. GAAP and IFRS, long-lived assets are tested for impairment when events or changes in circumstances indicate that the carrying amounts may be impaired. Under U.S. GAAP, an asset group is first tested for recoverability by determining if the carrying amount exceeds the expected future cash flows from the asset group on an undiscounted basis. If the asset group is determined not to be recoverable on an undiscounted basis, an impairment expense is recorded for the excess of the asset group’s carrying amount over its fair value. Further, future reversal of a previously recognized impairment loss is prohibited.
Under IFRS, when an impairment indicator is determined to exist, an impairment expense is recorded for the excess of a cash generating unit’s carrying amount over the greater of its fair value less costs of disposal and its value in use. Impairment expense previously recorded is reversible in subsequent periods under certain conditions.
The following table reflects the reversal of impairment expense recognized by Newcrest under IFRS, when assessed under U.S. GAAP on an undiscounted cash flow basis, after adjusting the carrying value of the property, plant and mine development for (i) incremental depreciation expense which would have been recorded had the asset not been impaired, (ii) the exclusion of resources from recoverable ounces, utilized in calculating depreciation expense, to align with Newmont’s accounting policy, and (iii) reversing mine development and stripping costs capitalized by Newcrest, as outlined in Note 4(c):

(in millions)	As at September 30, 2023	For the nine months ended September 30, 2023	For the year ended December 31, 2022
Condensed Balance Sheet
Increase to property, plant and mine development, net	$967
Increase to deferred income tax liabilities	$290
Condensed Statements of Operations
Increase to depreciation and amortization		$21	$32
Increase to income and mining tax benefit (expense)		$6	$10
(c)Mine development and stripping costs
Under U.S. GAAP, Newmont capitalizes mine development costs and stripping costs to access the main ore body after mineralization is classified as proven and probable reserves, and before the production phase of the mine. After the production phase of a mine is achieved, stripping costs are included as variable production costs of stockpiles and ore on leach pads.
Under IFRS, Newcrest capitalizes mine development costs, including stripping costs to remove overburden and waste to access the main ore body, and in addition, Newcrest continues to capitalize stripping costs after the production phase of a mine if certain conditions are met and when the strip ratio exceeds the estimated life of mine strip ratio of the open pit mine. The capitalized stripping costs are depreciated over the expected useful life of the identified component of the ore body that is made more accessible by the activity, on a units-of-production basis.
The following table reflects the reversal of mine development and stripping costs capitalized by Newcrest before mineralization is classified as proven and probable reserves and after the production phase of a mine is achieved, net of depreciation and amortization. These costs are included as variable production costs, as further outlined in Note 4(g):

(in millions)	As at September 30, 2023	For the nine months ended September 30, 2023	For the year ended December 31, 2022
Condensed Balance Sheet
Decrease to property, plant and mine development, net	$(391)
Decrease to deferred income tax liabilities	$(124)
Increase to accumulated other comprehensive income (loss)	$3
Condensed Statements of Operations
Increase to cost applicable to sales		$166	$229
Decrease to depreciation and amortization		$(137)	$(235)
Increase to income and mining tax benefit (expense)		$9	$—
(d)Depreciation and amortization
Under U.S. GAAP, Newmont’s accounting policy is to amortize certain mine development costs using the units-of-production method based on estimated recoverable ounces or pounds in proven and probable reserves. Under IFRS, Newcrest includes estimated recoverable ounces contained in proven and probable reserves and, at certain operations, a portion of resources that are considered to be highly probable of being economically recovered.
The impact of excluding resources from recoverable ounces in units-of-production method based depreciation expense calculations is included in certain adjustments and is noted where applicable.
(e)Exploration and evaluation costs
Under U.S. GAAP, Newmont incurs exploration and evaluation costs during exploration and development phases. Costs incurred during the exploration phase and before mineralization is classified as proven and probable reserves are expensed. Costs incurred during the development phase and after mineralization is classified as proven and probable reserves are capitalized.
Under IFRS, an entity is able to make an accounting policy election on whether to expense or capitalize exploration, evaluation and deferred feasibility costs. Newcrest capitalizes exploration, evaluation and deferred feasibility costs if either such costs are expected to be recouped, significant exploration activity is ongoing with a reasonable assessment of the existence of economically recoverable reserves, or when expenditures are incurred to enable a development decision.

The following table reflects the impact of expensing a portion of the exploration, evaluation and deferred feasibility costs capitalized by Newcrest under IFRS as those costs were incurred before declaration of proven and probable reserves as required for capitalization under U.S. GAAP:

(in millions)	As at September 30, 2023	For the nine months ended September 30, 2023	For the year ended December 31, 2022
Condensed Balance Sheet
Decrease to property, plant and mine development, net	$(463)
Decrease to deferred income tax liabilities	$(134)
Increase to accumulated other comprehensive income (loss)	$4
Condensed Statements of Operations
Increase to exploration		$8	$17
Increase to income and mining tax benefit (expense)		$3	$6
(f)Equity method investments
Under U.S. GAAP, the equity method is applied if an investor has the ability to exercise significant influence over the operating and financial policies of an investee. A common stock investment in a corporate entity that provides an investor with ownership of 20 percent or more of the investee’s voting stock, but with less than a controlling financial interest, leads to a presumption that the investor has the ability to exercise significant influence over the investee. Conversely, an investment of less than 20 percent of the voting stock of an investee leads to a presumption that an investor does not have the ability to exercise significant influence unless such ability can be demonstrated. Newmont’s accounting policy considers both ownership percentage and other factors impacting the ability to exercise significant influence, such as present voting rights related to board representation and other advisory arrangements, when assessing whether an investor has significant influence. The evaluation of significant influence is generally consistent under both IFRS and U.S. GAAP, except U.S. GAAP considers only present voting rights while IFRS also takes into consideration potential voting rights that are currently exercisable.
Certain investments held by Newcrest are below the presumed 20 percent ownership, have the current rights to board representation that are unfulfilled, and have separate advisory arrangements. Therefore, the presumption of significant influence is not met under U.S. GAAP.
The following table reflects the impact of converting certain interests held by Newcrest from the equity method of accounting under IFRS to a marketable equity security under U.S. GAAP as the percentage ownership is less than 20 percent:

(in millions)	As at September 30, 2023	For the nine months ended September 30, 2023	For the year ended December 31, 2022
Condensed Balance Sheet
Decrease to investments	$(15)
Increase to accumulated other comprehensive income (loss)	$9
Condensed Statements of Operations
Decrease to other income (loss), net		$(13)	$(61)
Increase to equity income (loss) of affiliates		$4	$5
(g)Stockpiles and ore on leach pads
Under U.S. GAAP, costs that are incurred in or benefit the production process are accumulated as stockpiles and ore on leach pads. Stockpiles and ore on leach pads are carried at the lower of average cost or net realizable value. Net realizable value represents the estimated future sales price of the product based on current and long-term metals prices, less the estimated costs to complete production and bring the product to sale. Costs are added to stockpiles and ore on leach pads based on current mining costs, including stripping costs incurred during the production phase of a mine (refer to Note 4(c)), and applicable depreciation and amortization relating to mining operations. Costs are removed from stockpiles and ore on leach pads based on the average cost per estimated recoverable ounce as material is processed.
Under IFRS, ore stockpiles are largely accounted for in the same manner with the exception of stripping costs during the production phase of a mine, which are capitalized when certain conditions are met. Under Newcrest’s accounting policy, costs are added to stockpiles based on current mining costs incurred including applicable overheads and depreciation and amortization on a unit of production basis for mining operations and removed on the basis of each stockpile’s average cost per tonne as material is processed.

Production stripping costs are capitalized separately for each component of the mine, which is defined as a specific volume of the ore body that is made accessible by the stripping activity and amortized on a unit of production basis.
The following table reflects the impact to the carrying value of ore stockpiles under U.S. GAAP, including alignment to Newmont’s accounting policies on inventory valuation methodology, and is comprised of: (i) the reversal of stripping costs capitalized by Newcrest, as outlined in Note 4(c), (ii) the reversal of previous impairment expense recognized by Newcrest, as outlined in Note 4(b), (iii) the allocation of mining costs per ounce on the basis of recoverable ounces as compared to on a per tonne basis, and (iv) alignment relating to the capitalization of costs for ore stockpiles:

(in millions)	As at September 30, 2023	For the nine months ended September 30, 2023	For the year ended December 31, 2022
Condensed Balance Sheet
Increase to inventories	$13
Increase to current stockpiles and ore on leach pads (1)	$24
Increase to stockpiles and ore on leach pads (1)	$682
Increase to deferred income tax liabilities	$216
Condensed Statements of Operations
Decrease to costs applicable to sales		$(70)	$(93)
Increase to depreciation and amortization		$18	$35
Decrease to income and mining tax benefit (expense)		$(17)	$(17)
(h)Derivatives
Under U.S. GAAP, the definition of a derivative requires the existence of a notional amount, a payment provision or both. In circumstances in which a notional amount is not determinable (e.g., when the quantification of such an amount is highly subjective and relatively unreliable) and no payment provision exists, the contract would not be accounted for as a derivative. Under IFRS, the definition of a derivative does not require the existence of a notional amount or payment provision.
The following table reflects the impact of the reversal of fair value associated with the derivative instruments determined not to meet the definition of a derivative under U.S. GAAP:

(in millions)	As at September 30, 2023	For the nine months ended September 30, 2023	For the year ended December 31, 2022
Condensed Balance Sheet
Decrease to other current assets	$(7)
Decrease to other non-current assets	$(32)
Decrease to deferred income tax liabilities	$(8)
Condensed Statements of Operations
Increase (Decrease) to other income (loss), net		$2	$(2)
(i)Employee-related benefits
Under U.S. GAAP, an entity uses the service period approach to account for termination benefits when certain conditions are met. Benefits accumulate over time based on length of service. Under this approach, the benefit cost is accrued over an employee’s service period.
Under IFRS, an entity recognizes termination benefits as a liability and an expense only when an entity is demonstrably committed to the redundancies by having (i) a detailed plan for the terminations and (ii) when it can no longer withdraw the offer made in relation to termination benefits. This generally results in termination benefits being recognized when the closure date for a mine site has been announced and other recognition criteria have been met.
The following table reflects the accrual of employee severance for Newcrest and its consolidated subsidiaries as well as the impact of revaluation of the accrual for the periods presented:

(in millions)	As at September 30, 2023	For the nine months ended September 30, 2023	For the year ended December 31, 2022
Condensed Balance Sheet
Increase to employee-related benefits	$212
Decrease to deferred income tax liabilities	$(62)
Condensed Statements of Operations
Increase to costs applicable to sales		$10	$5
Increase to income and mining tax benefit (expense)		$3	$2
(j)Lease and other financing obligations
Under U.S. GAAP, a lessee identifies a lease at inception of the agreement and classifies it as either a finance lease or an operating lease based on the application of five specific criteria. Under IFRS, similar to U.S. GAAP, a lessee identifies a lease at inception of the agreement but does not distinguish between an operating lease and a finance lease. A single recognition and measurement model is applied to all leases under IFRS.
While the initial measurement and recognition of a lease is similar under U.S. GAAP and IFRS, the subsequent measurement differs. Under U.S. GAAP, a straight-line expense is recognized for an operating lease, as opposed to IFRS, which yields a higher expense in earlier years of the lease term.
The following table reflects the impact of reclassifying certain Newcrest leases as operating leases under U.S. GAAP:

(in millions)	As at September 30, 2023	For the nine months ended September 30, 2023	For the year ended December 31, 2022
Condensed Balance Sheet
Decrease to property, plant and mine development, net	$(76)
Increase to other non-current assets	$76
Decrease to current lease and other financing obligations	$(33)
Increase to other current liabilities	$33
Decrease to lease and other financing obligations	$(49)
Increase to other non-current liabilities	$49
Condensed Statements of Operations
Increase to cost applicable to sales		$27	$32
Decrease to depreciation and amortization		$(24)	$(29)
Decrease to interest expense, net of capitalized interest		$3	$3
(k)Reclamation and remediation liabilities
Under U.S. GAAP, the initial recognition of the reclamation and remediation liability is recognized at fair value, generally utilizing a present value technique to estimate the liability discounted at a credit-adjusted risk-free interest rate, and further adjusted for inflation and market risk premium. Subsequently, period-to-period revisions to either the timing or amount of the original estimate of undiscounted cash flows are treated as separate layers of the obligation.
Under IFRS, reclamation and remediation liabilities are generally measured as the best estimate of the expenditure to settle the obligation utilizing a present value technique to estimate the liability, discounted at a pretax rate that reflects current market assessments of the time value of money and the risks specific to the liability. Subsequently, period-to-period revisions for changes in the estimate of expected undiscounted cash flows or discount rate are re-measured for the entire obligation by using an updated discount rate that reflects current market conditions as of the balance sheet date.
The unaudited pro forma financial information does not reflect the impact of converting Newcrest’s reclamation and remediation liabilities and related reclamation and remediation expenses on a U.S. GAAP basis as it is impractical to re-estimate the impact of period-to-period revisions to the timing or amount of the original reclamation liability over historical periods using the layering approach and credit-adjusted risk-free rates. In addition, the impact of converting reclamation and remediation liabilities from IFRS to U.S. GAAP is not meaningful because, under the acquisition method of accounting, reclamation and remediation liabilities are recorded at fair value as of the Implementation Date. Therefore, Newmont has reflected the adjustment to recognize Reclamation and remediation liabilities, and related reclamation and remediation expense, at their estimated fair value on the Transaction closing date. Refer to Note 5(e) below for additional information.

5.Transaction Accounting Adjustments
The following adjustments have been made to the unaudited pro forma financial information to reflect certain preliminary purchase price accounting and other pro forma adjustments. Further review may identify additional adjustments that could have a material impact on the unaudited pro forma financial information of the combined group.
(a)Transaction costs and other one-time charges
The increase in Other expense, net of $550 million for the year ended December 31, 2022 and the corresponding increase in Other current liabilities of $550 million, of which $430 million relates to stamp duty payable in connection with the transfer of Newcrest ordinary shares to Newmont Sub, and a decrease in Deferred income tax liabilities of $49 million as of September 30, 2023, which reflects the adjustment to recognize transaction costs and other non-recurring charges expected to be incurred in connection with the Transaction. For the nine months ended September 30, 2023, $37 million and $19 million were recognized in Other expense, net by Newmont and Newcrest within their historical financial information, respectively, relating to transaction costs and non-recurring charges incurred.
(b)Inventories and Stockpiles and ore on leach pads
The increase in Inventories and decrease in Stockpiles and ore on leach pads by $57 million and $1,616 million reflect the adjustments to recognize the fair value estimates as of September 30, 2023, respectively. As a result of the decrease, there was a decrease to Costs applicable to sales of $108 million and $168 million for the nine months ended September 30, 2023 and the year ended December 31, 2022, respectively, and a decrease to Depreciation and amortization by $17 million and $26 million for the nine months ended September 30, 2023 and the year ended December 31, 2022, respectively.
(c)Property, plant and mine development, net
The adjustment to increase Property, plant and mine development, net by $1,936 million reflects the fair value estimate of property, plant, and mine development as of September 30, 2023, and the related increase to Depreciation and amortization of $20 million and $51 million for the nine months ended September 30, 2023 and the year ended December 31, 2022, respectively.
(d)Investments
The adjustment to increase Investments by $440 million reflects the fair value estimate of equity method investments as of September 30, 2023. The increase in fair value of equity method investments resulted in a basis difference, which is amortized into Equity income (loss) of affiliates, resulting in a decrease of $20 million and $27 million for the nine months ended September 30, 2023 and the year ended December 31, 2022, respectively.
(e)Reclamation and remediation liabilities
The fair value of Reclamation and remediation liabilities decrease of $129 million as of September 30, 2023, $5 million of which is included in Other current liabilities, reflects an adjustment to recognize reclamation and remediation liabilities at fair value as of September 30, 2023. The resulting decrease in Reclamation and remediation expense and Depreciation and amortization of the related reclamation and remediation liabilities and property, plant and mine development net for the nine months ended September 30, 2023 and the year ended December 31, 2022, respectively, is not material.
(f)Debt
The net adjustment to current and noncurrent Debt reflects the increase of $751 million and is comprised of: (i) a $78 million reclassification from noncurrent Debt to current Debt as a result of the Transaction which will trigger a change of control clause and a potential repayment of the committed unsecured bilateral bank debt facility (“Revolver facility”) within 90 days, unless a bank waiver is obtained; (ii) a $233 million decrease in the fair value of Newcrest’s assumed $1,637 million Corporate Bonds as of September 30, 2023; and (iii) a $984 million increase in the assumed $737 million Newcrest Revolver facilities as of September 30, 2023. As a result of the net increase to the Debt, Interest expense, net of capitalized interest increased by $55 million and $74 million for the nine months ended September 30, 2023 and the year ended December 31, 2022, respectively.
(g)Income taxes
Deferred income taxes have been recognized based on the pro forma IFRS to U.S. GAAP accounting, policy alignment, and fair value adjustments to identifiable assets acquired and liabilities assumed of Newcrest using the statutory tax rate on a jurisdictional basis. In addition, an estimate of the reset in tax basis in the Australian assets has been made, with any fair value increases given effect for tax purposes. The $310 million decrease in Deferred tax liabilities reflects the preliminary estimate of deferred tax assets and liabilities recognized on the new book to tax basis differences of assets acquired and liabilities assumed.
The estimated income and mining tax expense impact of the pro forma adjustments (except for the impact of certain transaction costs for which no tax benefit is expected due to a valuation allowance) has been recognized based upon the statutory tax rates applicable on a jurisdictional basis.
(h)Newcrest shareholders’ equity
The adjustment reflects the elimination of $11,830 million of Newcrest’s shareholders’ equity, which represents the historical book value of Newcrest’s net assets including IFRS to U.S. GAAP and accounting policy adjustments of $388 million, as a result of the application of purchase price accounting.
The adjustment reflects an increase of $572 million and decrease of $962 million to Common stock and Additional paid-in capital, respectively, to reflect the issuance of 358 million shares of Newmont common stock with a par value of $1.60 per share to satisfy the issuance of 0.400 of a share of Newmont common stock for each Newcrest ordinary share outstanding pursuant to the Transaction agreement, assuming a closing price of Newmont common stock on November 6, 2023 of $37.88 per share. In addition, Retained earnings (accumulated deficit) and Accumulated other comprehensive income (loss) have been adjusted by $1,122 million and $987 million, respectively, to eliminate Newcrest’s historical equity balances, adjusted for IFRS to U.S. GAAP differences and transaction accounting adjustments as of September 30, 2023.
The table below reflects elimination of Newcrest’s shareholders’ equity after adjustments for IFRS to U.S. GAAP differences and purchase price accounting and other pro forma adjustments as of September 30, 2023:

	As at September 30, 2023
(in millions)	Reclassified Historical Newcrest	IFRS to U.S. GAAP and Accounting Policy Adjustments	Transaction Accounting Adjustments	Equity Adjustments		Pro Forma Newcrest
Common stock	$—	$—	$—	$572	(1)	$572
Additional paid-in capital	13,939	—	—	(962)	(2)	12,977
Accumulated other comprehensive income (loss)	(1,003)	16	—	987	(3)	—
Retained earnings (accumulated deficit)	(1,494)	372	(501)	1,122	(4)	(501)
Total Newcrest equity	$11,442	$388	$(501)	$1,719		$13,048
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(1)Represents issuance of 358 million shares of Newmont common stock in exchange of 894 million Newcrest ordinary shares.
(2)Represents adjustment to Additional paid-in capital, to record issuance of 358 million shares of Newmont common stock for $12,977 million, calculated by deducting the $572 million common stock (see (1) above) from the purchase consideration of $13,549 million.
(3)Represents adjustment to write-off Newcrest's historical Accumulated other comprehensive income (loss) of $(1,003) million, net of $16 million for IFRS to U.S. GAAP and accounting policy adjustments.
(4)Represents adjustment to write-off Newcrest's historical Retained earnings (accumulated deficit) of $(1,494) million, net of $372 million for IFRS to U.S. GAAP and accounting policy adjustments. The remaining $(501) million represents transaction costs, inclusive of tax impacts, as discussed in Note 5(a).
(i)Goodwill
Goodwill is calculated as the difference between the preliminary estimated purchase price and the fair values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed of Newcrest. The fair value of assets acquired and liabilities assumed is preliminary and will be finalized upon completion of the Transaction. Based on the preliminary purchase price allocation, Newmont has recognized $1,937 million of Goodwill after adjusting for $674 million of reclassified historical Newcrest Goodwill in the unaudited pro forma balance sheet. This amount may increase or decrease based on the final purchase price allocation. Goodwill recorded in connection with the acquisition is not deductible for income tax purposes.
(j)Earnings per share
The pro forma combined diluted earnings per share presented below reflects the adjustment to weighted average number of shares outstanding based on 0.400 of a share of Newmont common stock for each Newcrest ordinary share outstanding as of the Scheme Record Date as follows:

(in millions, except per share)	For the nine months ended September 30, 2023	For the year ended December 31, 2022
Pro forma net income (loss) from continuing operations attributable to Newmont stockholders	$1,253	$(121)
Pro forma basic weighted average Newmont shares outstanding (1)	1,153	1,152
Pro forma basic earnings (loss) per share	$1.09	$(0.11)
Pro forma diluted weighted average Newmont shares outstanding (2)	1,153	1,153
Pro forma diluted earnings (loss) per share (3)	$1.09	$(0.11)
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(1)For the nine months ended September 30, 2023, basic shares outstanding of 1,153 million is comprised of 795 million shares of Newmont common stock and 358 million shares of Newmont common stock to be exchanged for 894 million shares of issued and outstanding Newcrest ordinary shares as of the Scheme Record Date. For the year ended December 31, 2022, basic shares outstanding of 1,152 million is comprised of 794 million shares of Newmont common stock and 358 million shares of Newmont common stock to be exchanged for 894 million shares of issued and outstanding Newcrest ordinary shares as of the Scheme Record Date.
(2)For the nine months ended September 30, 2023 and the year ended December 31, 2022, diluted shares outstanding of 1,153 million is comprised of 795 million shares of Newmont common stock and 358 million shares of Newmont common stock to be exchanged for 894 million shares of issued and outstanding Newcrest ordinary shares as of the Scheme Record Date.
(3)Potentially dilutive shares were excluded in the computation of diluted loss per share for the year ended December 31, 2022 as they were antidilutive.